Exhibit 10.6

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (this “Contract”) is entered into by and between ProFrac Holdings, LLC, a Texas limited liability company (“Seller”), and Wilks Development, LLC, a Texas limited liability company (“Purchaser”), upon the terms and conditions set forth herein.

W I T N E S S E T H :

FOR AND IN CONSIDERATION of the promises, undertakings, and mutual covenants of the parties herein set forth, and subject to the terms, provisions and conditions hereof, Seller hereby agrees to sell and Purchaser hereby agrees to purchase and pay for all that certain property hereinafter described, in accordance with the following terms, provisions and conditions:

1. Agreement to Sell and Convey.

(a) Property. Seller agrees to sell to Purchaser and Purchaser agrees to buy from Seller, all of the following described properties (collectively, the “Property”) as more particularly listed on Schedule 1 attached hereto, together with any improvements and fixtures thereon and all rights, privileges, servitudes and appurtenances thereunto belonging or appertaining, including all right, title and interest of Seller, if any, in and to the streets, alleys and rights-of-way adjacent thereto and appurtenant easements; (b) all right, title and interest of Seller in and to all warranties, guaranties, indemnity rights and bonds relating to the Property, if any and to the extent the same are transferable and assignable; (c) all right, title and interest of Seller in and to all licenses, permits, authorizations and approvals issued by any governmental agency or authority which pertain to the Property, if any and to the extent the same are transferable and assignable; (d) any and all intangible property and rights owned by Seller and used in connection with the Property, to the extent the same are assignable and transferable; and (e) any and all other rights, privileges and appurtenances owned by Seller and in any way related to, or used in connection with the ownership, use or operation of the Property.

(b) Merger Transaction/Acquisition Contingency. Notwithstanding anything contained in this Contract to the contrary, Purchaser acknowledges that Seller, as of the date hereof, does not currently own the Property but has the contractual right to purchase all of the stock of FTS International, Inc., a Delaware corporation (“FTS Inc.”), pursuant to the provisions of that certain Agreement and Plan of Merger by and between Seller, as the acquiring company, and FTS Inc., as the target company, dated as of October 21, 2021 (the “Merger Agreement”). Pursuant to the terms of the Merger Agreement, FTS Inc. will survive the merger as a wholly-owned subsidiary of Seller (the “Merger Transaction”). In turn, FTS Inc. wholly owns and will continue to wholly own (i) FTS International Services, LLC, a Texas limited liability company (“FTS Services”) and (ii) FTS International Manufacturing, LLC, a Texas limited liability company (“FTS Manufacturing”) (FTS Services and FTS Manufacturing are collectively referred to hereafter as the “FTS Subsidiaries”). The FTS Subsidiaries own the Property, respectively, as indicated on Schedule 1. As such, Seller’s obligation to convey the Property to Purchaser is conditioned upon consummation of the Merger Transaction (the “Acquisition Contingency”), which shall take place on or before the Closing Date as defined below.

(c) Agreement of Assignment of Contract. To effectuate the transaction contemplated by this Contract, Seller and Purchaser hereby agree to Seller’s transfer and assignment of all of Seller’s rights and obligations under this Contract to the FTS Subsidiaries pursuant to an assignment following substantially the same form as the attached Exhibit A (“Assignment”). Such Assignment shall be executed with the consummation of Closing (as defined below).

(d) Leaseback. Concurrently with the consummation of the Closing (as defined below), Purchaser agrees to lease to Seller or Seller’s Affiliate (as defined below), each of the properties comprising the Property, pursuant to a lease agreement following substantially the same form which is attached as Exhibit B (each a “Lease”, and collectively the “Leases”) to be finalized and ready for execution on or prior to Closing, but effective as of Closing. The Parties agree that this leaseback constitutes a necessary element of the consideration for this Contract. As used in this Contract, the term “Affiliate” shall mean any entity which owns or controls, is owned or controlled by, or is under common ownership or control with, Seller.

2. Purchase Price. The total consideration (the “Purchase Price”) to be paid for the Property shall be Forty-Five Million and No/100 Dollars ($45,000,000.00). The Purchase Price, subject to such credits and charges as provided for in this Contract, shall be paid by Purchaser to Seller at the Closing in the form of either (i) cash or (ii) the transfer of immediately available cash funds to the Title Company (defined in paragraph 3(a)). Notwithstanding any other provision of this Contract to the contrary, if the transaction contemplated under this Contract is not consummated for whatever reason, Purchaser shall pay to Seller the sum of One Hundred and no/100 Dollars ($100.00) as independent consideration for this Contract.

3. Documents Related to Property and Review.

(a) Title Commitments. Seller shall use commercially reasonable efforts to cause the Rattikin Title Company, 201 Main St., Suite 800, Suite 240, Ft. Worth, Texas 76102, Attn: Megan Newborn, Escrow Agent (the “Title Company”) to issue and deliver to Purchaser, within ten (10) days following the Effective Date (as defined in paragraph 13(j)): (i) separate title commitments setting forth the status of title of each property comprising the Property and showing all liens, claims, encumbrances, conditions, restrictions, easements, rights of way, encroachments and all other matters of record affecting the Property (the “Title Commitments”), and (ii) to the extent available, legible copies of all documents referred to in the Title Commitments which affect the Property.

(b) Documents. As of the Effective Date of this Contract, Seller has delivered to Purchaser the following documents to the extent they are in Seller’s actual possession (i) a copy of the most recent survey, environmental and geotechnical reports, utility bills and property tax statements pertaining to the Property in the possession of Seller, if any; (ii) CAD files reflecting proposed and/or completed Site Improvements; and (iii) any existing or proposed Covenants, Conditions, and/or Restrictions that may be imposed upon Purchaser in the ownership of the Property or its contemplated future development of the Property (“Review Documents”). The Review Documents are delivered without any representation or warranty as to the completeness or accuracy of the data or other information contained therein, and all such information is furnished to Purchaser solely as a courtesy, and Seller has neither verified the accuracy of any statements or other information therein contained, the method used to compile such information nor the qualifications of the persons preparing such information.

(c) ALTA Surveys. To the extent required to procure an owner’s policy of insurance in favor of Purchaser for any of the properties comprising the Property, within fifteen (15) days after the Effective Date, Seller shall deliver to Purchaser a current ALTA Survey (the “Surveys”) and metes and bounds legal description of the Property, including the easements to be granted to Purchaser.

(d) Approval of Title Commitment and Survey. Purchaser shall have from the Effective Date until the earlier of (i) five (5) days following its receipt of the later of the Title Commitment and the Surveys (if any) or (ii) seven (7) days prior to the Closing Date (such period of time referred to herein as the “Approval Period”) to review and approve Title Commitment and Survey matters. Purchaser must notify Seller in writing (the “Objection Notice”) of any objection to the Title Commitment or Survey prior to the expiration of the Approval Period, and any matter contained in the Title Commitment or the Survey not so objected to shall be deemed a Permitted Exception as such term is hereinafter defined. Seller shall have three (3) days after receipt of the Objection Notice (the “Cure Period”) to attempt to cure Purchaser’s objections; provided, however, that Seller is not obligated to cure any such objections. In the event Seller is unable or unwilling to cure Purchaser’s objections within the Cure Period to the reasonable satisfaction of Purchaser, then Purchaser may terminate this Contract by written notice to Seller within two (2) days after the expiration of Seller’s Cure Period, whereupon the parties shall have no further obligations hereunder, except for those obligations which expressly survive termination of this Contract. Any matter appearing in the Title Commitment and/or the Survey approved or waived by Purchaser shall constitute a “Permitted Exception.” In addition, if following the date of the Title Commitment, the Title Company or Seller should become aware of any additional exceptions to title to the Property, notice of such new exception shall be given to Purchaser, whereupon Purchaser shall have the right, as its sole remedy, to (i) terminate this Contract, and neither party shall have any obligation hereunder except for those obligations which expressly survive termination hereof, or (ii) waive any objection to such additional exception whereupon such additional exception shall constitute a Permitted Exception hereunder. Purchaser’s failure to make such election within two (2) days following Purchaser’s receipt of such notice shall be deemed an election under clause (ii) of the preceding sentence to waive such objection.

4. Inspection Period. After execution of the contract by both parties, Purchaser and its representatives shall be entitled to enter onto the Property and to conduct such inspections thereon as Purchaser may deem appropriate subject to and on the terms provided herein. Purchaser acknowledges that the FTS Subsidiaries are the current owners of the Property, and, as such, Purchaser’s right to entry for the purpose of inspection is subject to the prior approval of the respective FTS Subsidiaries, for which Seller makes no representations or guarantees. Purchaser will keep the Property free and clear of any mechanic’s or materialman’s liens, shall pay all expenses incurred, shall restore any damage to the Property and shall indemnify Seller for claims, expenses, liabilities, and damages arising out of or in connection with Purchaser’s inspection of the Property, except to the extent caused by or arising out of Seller’s negligence or willful misconduct. Purchaser shall have a period equal to the number of days between the Effective Date and three days before the Closing Date (the “Inspection Period”) in which to determine whether Purchaser desires to proceed with the purchase of the Property. Purchaser may terminate the Contract for any reason whatsoever by written notice to Seller on or prior to the date of expiration of the Inspection Period. Purchaser will use all good faith efforts to complete inspection prior to the end of the Inspection Period. Seller and Purchaser shall work together to extend the Inspection Period, if necessary.

5. Representations, Warranties and Covenants of Seller. Seller represents, warrants and covenants to Purchaser as follows:

(a) Record Title. Seller will have at Closing record title to the Property, and at Closing, such title shall be free and clear of all liens, encumbrances, covenants, restrictions, rights-of-way, easements, leases and other matters affecting title, except for the Permitted Exceptions. During the period between consummation of the Merger Transaction and the Closing, Seller shall not sell, assign or convey any right, title or interest whatsoever in or to the Property, or create or permit to exist any lien, security interest, easement, encumbrance, charge or condition affecting the Property (other than the Permitted Exceptions or as otherwise permitted herein) without promptly discharging (or providing satisfactory security for) the same prior to Closing.

(b) Authority. The execution by Seller of this Contract and the consummation by Seller of the sale contemplated hereby have been duly authorized, and do not, and, at the Closing Date, will not, result in a breach of any of the terms or provisions of, or constitute a default under any indenture, agreement, instrument or obligation to which Seller is a party or by which the Property or any portion thereof is bound.

(a) Condemnation. To the actual knowledge of Seller, there is no pending or threatened condemnation or similar proceedings affecting the Property.

(b) No Actions. To Seller’s actual knowledge, there are no actions, suits or proceedings pending or threatened against any portion of the Property, at law or in equity, or before or by any federal, state, municipal or other governmental court, department, commission, board, bureau, agency or instrumentality, domestic or foreign.

(c) Environmental. To the extent in Seller’s actual possession, Seller has delivered to Purchaser or made available all environmental or geological reports with respect to the Property.

All of the representations and warranties contained in this paragraph 5 are made by Seller as of the date hereof. All references elsewhere in this Contract to “Seller’s knowledge” or “Seller’s actual knowledge”, the “best of Seller’s knowledge” or words of similar import (i) shall refer solely to the current, actual knowledge (as opposed to constructive, deemed or imputed knowledge) of ProFrac Holdings, LLC. Notwithstanding anything in this Contract to the contrary, in the event that any of the Seller’s representations or warranties in this Contract become untrue or materially inaccurate between the Effective Date and the date of Closing, Seller shall promptly notify Purchaser of same before Closing in writing, whereupon Purchaser shall as its sole and exclusive alternative remedies have the right to either (i) terminate this Contract within three (3) days of receipt of notice of such fact by giving written notice of termination to Seller within said period and the parties shall have no further obligations hereunder, or (ii) waive any claim or cause of action relating to such fact and proceed to Closing. In the event that Purchaser does not give a written notice of termination to Seller within three (3) days of receipt of notice of the untruth or material inaccuracy of any representation, the foregoing right of termination shall be deemed null and void and of no further force and effect, and Purchaser waives the right to bring any action as a result of such breach or inaccuracy.

Purchaser expressly acknowledges that the Property is being sold and accepted AS-IS, WHERE-IS WITH ALL FAULTS, and, except as expressly set forth in this Section 5, Seller makes no representations or warranties, express or implied with respect to the physical condition or any other aspect of the Property. Purchaser represents and warrants that Purchaser (or its representatives) have been afforded the opportunity to fully and thoroughly inspect the Property and shall have satisfied itself therewith if Purchaser proceeds to Closing.

6. Closing. The closing (“Closing”) hereunder shall take place at the offices of the Title Company on March 4, 2022, unless extended by Seller, with prior notice to Purchaser, as a result of delays pertaining to the Acquisition Contingency (the “Closing Date”).

7. Seller’s Obligations at Closing. At the Closing, Seller shall furnish or deliver to Purchaser, at Seller’s sole cost and expense the following:

(a) Deed. A special warranty deed for each of the properties comprising the Property (the “Deed”), duly signed and acknowledged by Seller, which Deed shall be in form reasonably acceptable to Seller, Purchaser and the Title Company, and shall convey to Purchaser good and indefeasible fee simple title to the Property free and clear of all liens, rights-of-way, easements, leases, and other matters affecting title to the Property, except for the Permitted Exceptions;

(b) Non-Foreign Affidavit. A non-withholding statement that will satisfy the requirements of Section 1445 of the Internal Revenue Code so that Purchaser is not required to withhold any portion of the purchase price for payment to the Internal Revenue Service;

(c) Evidence of Authority. Such evidence or other documents as may be reasonably required by Purchaser or the Title Company evidencing the status and capacity of Seller and the authority of the person or persons who are executing the various documents on behalf of Seller in connection with the sale of the Property;

(d) Owner’s Affidavit. Seller shall sign any affidavit as to debts, liens and possession, if reasonably required by Title Company to issue the Title Policy;

(e) Possession. Exclusive possession of the Property subject to the rights of Seller or Seller’s Affiliates under the Leases;

(f) Tax Certificates. Tax certificates showing there are no delinquent taxes affecting the Property as of the Closing Date;

(g) Closing Statement. A counterpart of the closing statement setting forth the Purchase Price, adjustments, prorations and Closing costs as set forth herein;

(h) Leases. If not executed and delivered prior to Closing, A counterpart of each Lease for all properties comprising the Property;

(i) Assignment. A counterpart of the Assignment, which shall be signed by ProFrac Holdings, LLC, as Assignor, and each of the FTS Subsidiaries, as Assignees; and

(j) Other Documents. Such other documents as the Title Company may reasonably require to consummate this transaction.

8. Purchaser’s Obligations at Closing. At the Closing, Purchaser shall deliver to Seller, at Purchaser’s sole cost and expense, the following:

(a) Purchase Price. The Purchase Price, plus such additional funds as may be necessary to pay for the costs charged to Purchaser hereunder and to reflect the prorations hereunder, by wire transfer received by Title Company no later than 2:00 p.m. on the Closing Date, or such earlier time as may be required to facilitate the Acquisition Contingency;

(b) Evidence of Authority. Such evidence or other documents that may be reasonably required by the Title Company evidencing the status and capacity of Purchaser and the authority of the person or persons who are executing the various documents on behalf of Purchaser in connection with the purchase of the Property;

(c) Closing Statement. A counterpart of the closing statement;

(d) Leases. If not executed and delivered prior to Closing, a counterpart of each Lease for all properties comprising the Property;

(e) Assignment. A counterpart of the Assignment, signed and acknowledged by Purchaser; and

(f) Other Documents. Such other documents as the Title Company may reasonably require to consummate this transaction.

9. Title Company’s Obligations at Closing. Without limitation, it shall be the obligation of Title Company to:

(a) Record the Deeds delivered hereunder;

(b) Deliver to Purchaser the item specified in Paragraph 7(b) and (d), and deliver copies thereof to Seller;

(c) Cause the issuance and delivery to Purchaser of an Owner’s Policy of Title Insurance (the “Title Policy”) with respect to each property comprising the Property, on the form promulgated by TLTA, insuring fee simple title to the Property in Purchaser, in the amount of the Purchase Price (as allocated among the properties comprising the Property), subject only to the Permitted Exceptions and the standard printed exceptions therein, except:

(i) The exception relating to restrictions against the Property shall be deleted, except for such restrictions as may be included in the Permitted Exceptions;

(ii) The exception relating to standby fees and ad valorem taxes shall except only to taxes owing for the current year and subsequent assessments for prior years due to change in land usage or ownership;

(iii) The survey exception shall be deleted except “shortages in area” at Purchaser’s expense;

(iv) There shall be no exception for rights of parties in possession; and

(v) Purchaser shall, at Purchaser’s expense, have the right to receive such other special endorsements as may be available;

(d) Deliver to both Seller and Purchaser fully-executed counterparts of each of the Leases (if applicable) and Assignment, and copies of all other closing documents; and

(e) Effect the prorations as of the date of Closing as set forth herein.

10. Costs and Adjustments.

(a) Taxes and Closing Costs. All ad valorem taxes levied or assessed against the Property by the city, county, state or other taxing authority shall be prorated between Purchaser and Seller on the basis of the latest available tax assessments. The apportionment of taxes shall be upon the basis of the tax rate for the last preceding year (if the current years statements are not available) applied to the latest assessed valuation, and adjustments in the prorations shall be made if necessary upon receipt of the tax statements for the year of Closing, and both parties agree that payment of the amount of such adjustments shall be made within ten (10) days of receipt of such tax statements for the year of Closing. If the Property is a portion of a larger tax parcel, then the parties shall escrow at Closing their respective pro-rata share of the taxes attributable to the Property and Seller shall escrow at Closing the taxes attributable to any other property within the tax parcel. Seller and Purchaser shall each be responsible for the fees and expenses of their respective attorneys and one-half of the escrow fees charged by Title Company. Seller shall pay for the costs of the following: (i) the Title Policy premiums (other than the cost of any deletions or special endorsements desired by Purchaser, which shall be paid by Purchaser); (ii) the tax certificates; (iii) the cost for Surveys, property appraisals, and environmental assessments for the properties comprising the Properties; and (iv) any other costs set forth in this Contract designated as a Seller cost. All other Closing costs shall be shared by the parties according to local custom or as otherwise set forth in this Agreement.

(b) Other Income and Expenses. All other income and ordinary operating expenses for or pertaining to the Property shall be prorated as of the Closing Date; provided that Purchaser shall not be obligated for payments under any management, service or other contractual agreements affecting the Property (with the exception of Permitted Exceptions which shall not be terminated as of Closing) and the same shall be terminated prior to Closing unless Purchaser expressly elects to assume the same.

In the event any adjustments pursuant to this paragraph cannot be apportioned at the Closing because of the unavailability of information as to the amounts thereof or are determined to be erroneous, then either party hereto who is entitled to additional monies shall invoice the other party for such additional amounts as may be owing, and such amounts shall be paid within ten (10) days from the receipt of any such invoice; provided that no amounts may be so billed following the expiration of one (1) year after the date of Closing. Nothing contained in this subparagraph shall prevent either party from disputing any claim made by the other party that an adjustment made at Closing was erroneous, so long as such claim is made within one (1) year following Closing.

11. Condemnation. In the event of any eminent domain taking of the Property or the issuance of a notice of an eminent domain taking of the Property prior to Closing, Purchaser shall have the right to terminate this Contract by giving written notice of such termination to Seller, whereupon this Contract shall be terminated, and thereafter neither Seller nor Purchaser shall have any continuing rights or obligations hereunder, other than those obligations which expressly survive termination of this Contract. Purchaser must exercise its termination right within ten (10) days after its receipt of written notice from Seller (but in no event later than Closing) advising of such taking or proposed taking, which notice Seller hereby agrees to give promptly upon notice of such taking or proposed taking. If Purchaser does not elect to terminate this Contract, Purchaser shall be obligated to consummate this transaction, subject to satisfaction of the conditions set forth herein, for the full Purchase Price (subject to the other provisions hereof) and Purchaser shall be entitled to receive all eminent domain awards attributable to the Property and Seller shall assign to Purchaser at Closing Seller’s rights to such awards.

12. Notices. All notices, demands or other communications of any type given by the Seller to the Purchaser, or by the Purchaser to the Seller, whether required by this Contract or in any way related to the transaction contracted for herein, shall be void and of no effect unless given in accordance with the provisions of this paragraph 12. All notices shall be in writing and delivered to the person to whom the notice is directed, either in person, by e-mail, overnight delivery service, facsimile with confirmed receipt, or by mail as a registered or certified item, return receipt requested. Notices delivered by mail shall be deemed given upon the date when deposited in a post office or other depository under the care or custody of the United States Postal Service, enclosed in a wrapper with proper postage affixed, and notices delivered by other means shall be effective when received by the party to whom the same is addressed, and such notices shall be addressed as follows:

Seller:	ProFrac Holdings, LLC 333 Shops Blvd. Suite 301 Willow Park, TX 76087 Attn: Legal Department Telephone: 817-776-3722 Email: legal@profrac.com

Purchaser:	Wilks Development, LLC 17018 IH 20 Cisco, TX 76437 Attn: Kyle Wilks Telephone: 817-850-3600 Email: kyle.wilks@wilksdevelopment.com

With a copy to:

Attn: Telephone: Fax: Email:

13. Remedies.

(a) IN THE EVENT OF A DEFAULT BY EITHER PARTY UNDER THE CONTRACT, THE NON-DEFAULTING PARTY WILL BE ENTITLED TO THE REMEDIES SET OUT IN THE CONTRACT.

14. Miscellaneous.

(a) Interpretation and Applicable Law. This Contract shall be construed and interpreted in accordance with the laws of the State of Texas. Where required for proper interpretation, words in the singular shall include the plural; the masculine gender shall include the neuter and the feminine, and vice versa. The terms “successors and assigns” shall include the heirs, administrators, executors, successors and permitted assigns, as applicable, of any party hereto. Time is of the essence in this Contract in all respects.

(b) Amendment. This Contract may not be modified or amended, except by an agreement in writing signed by the Seller and the Purchaser. The parties may waive any of the conditions contained herein or any of the obligations of the other party hereunder, but any such waiver shall be effective only if in writing and signed by the party waiving such conditions and obligations.

(c) Descriptive Headings. The descriptive headings of the several paragraphs contained in this Contract are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

(d) Intentionally Deleted

(e) Entire Agreement. This Contract (and the items to be furnished in accordance herewith) constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings of the parties in connection therewith. No representation, warranty, covenant, agreement or condition not expressed in this Contract shall be binding upon the parties hereto or shall affect or be effective to interpret, change or restrict the provisions of this Contract.

(f) Multiple Originals and Counterparts. Numerous copies of this Contract may be executed by the parties hereto, either together or in counterparts. Each such executed copy or, if signed in counterparts, both such counterparts shall have the full force and effect of an original executed instrument.

(g) Real Estate Commission. Each party hereby represents and warrants that it has had no dealing with any broker or agent in connection with the negotiation or execution of this Contract, and that it has not entered into any agreements which could give rise to a real estate commission being owed as a result of this Contract, and each party hereby indemnifies and agrees to hold the other party harmless from any loss, liability, damage, cost or expense (including reasonable attorneys’ fees) resulting to the other party by reason of any brokerage fees or claims by any other brokers, arising out of any agreement entered into by such party in connection with the Property.

(h) Confidentiality. Seller and Purchaser agree that they shall not, without the prior written consent of the other party, make any public announcement about the purchase and sale transaction contemplated hereby or of any of the terms, conditions, or provisions hereof, including without limitation, the Purchase Price, or the results of any inspection, test, survey, or study conducted by Purchaser pursuant to this Contract. Seller and Purchaser shall not transmit any of the information contained in this Contract or any document obtained by Seller or Purchaser in connection with this Contract to any third party except the respective party’s counsel, consultants, lenders, and other advisors engaged to help Seller or Purchaser in connection with the sale of the Property pursuant to this Contract (collectively, the “Permitted Parties”), on a need-to-know basis, provided such Permitted Parties are advised of the confidentiality and nondisclosure obligations of the parties. Each of Seller and Purchaser agree to indemnify and hold each other harmless from and against any loss, injury, damage, claim, lien, cost or expenses, including attorneys’ fees, arising from a breach of the foregoing confidentiality agreement. The covenants set forth in this paragraph shall survive the termination or closing of this Contract.

(i) Assignment. Both Seller and Purchaser shall have the right to assign the Contract.

(j) Effective Date. All references in this Contract to the “Effective Date”, the “date hereof”, or the “date of this Contract” shall mean the date upon which the Title Company acknowledges receipt of this Contract as set forth below.

(k) Legal Holidays. Notwithstanding anything herein to the contrary, if the final date of any period, any date of performance or any deadline date which is set forth in this Contract falls on a Saturday, Sunday or federal legal holiday, then such date shall be extended to the next following date which is not a Saturday, Sunday or federal legal holiday.

(l) Binding Effect. This Contract shall be binding upon and shall inure to the benefit of the parties hereto and their successors and permitted assigns.

IN WITNESS WHEREOF, the parties hereto have executed this Contract on the dates which follow below their respective signatures.

SELLER:

ProFrac Holdings, LLC
a Texas limited liability company

By:	/s/ Ladd Wilks
Name:	Ladd Wilks
Title:	CEO

[Signature Page - Seller]

PURCHASER:

WILKS DEVELOPMENT, LLC
a Texas limited liability company

By:	/s/ Kyle Wilks
Name:	Kyle Wilks
Title:	President

[Signature Page - Purchaser]

ACCEPTANCE BY TITLE COMPANY

_______________________ hereby acknowledges receipt of this Purchase and Sale Agreement and agrees to act with the provisions thereof.

Rattikin Title Company

By:

Name:

Date of Acceptance:

LIST OF SCHEDULES AND EXHIBITS

Schedule 1 – List of Properties

Exhibit A – Assignment of Purchase and Sale Agreement

Exhibit B – Lease

SCHEDULE 1

LIST OF PROPERTIES

Current Owner	Physical Address	Legal Description
FTS International Services, LLC via name change 11/16/2011	906 S. Eastern Elk City, OK 73644	Elk City, Beckham Co, OK - S 1/2 of the NW 1/4 & all N 1/2 of SW 1/4 of Sect 25 11N, Range 21W, IM - Total 108A - develop 21A - 78A raw to sale)

FTS International Services, LLC via name change 11/16/2011 Frac Tech Services, Ltd	1432 Route 519 Eighty Four, PA 15330	1432 Route 519 Eighty-four, PA 15330-North Strabane Township 27.12 Acres

FTS International Services, LLC via name change 11/16/2011, Frac Tech Services, LLC	Lot 1 Aledo, TX 76008	Lots 1A, 1B, 1C & 1D, Blk of Bankhead Addtn, Parker Co TX

FTS International Services, LLC via name change 11/16/2011 Frac Tech Services Ltd	119 Nu Energy Rd Aledo, TX 76008 117 Nu Energy Rd Aledo, TX 76008	3 Tracts - Addn LB Industrial Lot 2, Blk 1, 7.059 A Lot 4, Blk 1, 6.612 A Lot 6, Blk 1, 6.397 A

FTS International Services, LLC via name change 11/16/2011 Frac Tech Services, LLC	2459 FM 190 Asherton, TX 78827	80A Survey 56, Ab 71 being the South 1/2 of Southwest 1/4, Subdivision 13 &14

FTS International Manufacturing, LLC via merger PFP into FTSIM 12/28/2011	4608 Fairlane Fort Worth, TX 76119	Lot 1A1, Blk 3, Gladwin Industrial Addt, City of Fort Worth, Tarrant Co, TX

FTS International Manufacturing, LLC via merger PFP into FTSIM 12/28/2011	4651 S Edgewood Terrace Fort Worth, TX 76119	Gladwin Industrial Addt Blk 4 Lot 1 Fort Worth, Tarrant Co, TX

FTS International Manufacturing, LLC via merger PFP into FTSIM 12/28/2011	4700 S Edgewood Terrace Fort Worth, TX 76119	Gladwin Industrial Addt; Blk 3, Lot 2A Fort Worth, Tarrant Co, TX

FTS International Services, LLC via name change 11/16/2011	1704 E. Whaley St Longview, TX 75601	Lot 22C, NCB 578 Jordan & 1 NCB 590 Keystone Park, Longview, Gregg Co, TX

FTS International Services, LLC via name change 11/16/2011	3201 W Murphy Odessa, TX 79763 986 S Maurice Rd Odessa, TX 79763	3201 W Murphy Reg Lab address Being a 30.13A tract of land in Sect 32, Blk 42, T-2-S, T&P RY Co Survey, Ector Co, TXLot 1, Blk 1 Frac Tech Sub

FTS International Services, LLC	602 S Hwy 163 Ozona, TX 76943	Tract 1 Lots 6, 7, and 8, Block C, Erby Chandler Industrial Addition 4, Crockett County, Texas Tract 2 Utility Easement from Earl Harrison Chandler, Jr. to Ameri-Tech Industries, LLC

FTS International Services, LLC via name change 11/16/2011	3195 Coughran Rd Pleasanton, TX 78064	Out of Samuel Jones Survey 893, AB 501

EXHIBIT A

To Purchase and Sale Agreement

Assignment of Purchase and Sale Agreement

ASSIGNMENT OF PURCHASE AND SALE AGREEMENT –

IMPROVED AND UNIMPROVED PROPERTY

THIS ASSIGNMENT OF PURCHASE AND SALE AGREEMENT – IMPROVED AND UNIMPROVED PROPERTY (“Assignment”) is made and entered into effective as of the ____ day of __________, 2022 (the “Effective Date”), by and between (i) ProFrac Holdings, LLC, a Texas limited liability Company (“Assignor”) and (ii) FTS International Services, LLC, a Texas limited liability company, and FTS International Manufacturing, LLC, a Texas limited liability company a Texas limited liability company (each an “Assignee” and collective “Assignees”).

RECITALS

WHEREAS, Wilks Development, LLC, a Texas limited liability company (“Purchaser”) and Assignor, as Seller, entered into that certain Purchase and Sale Agreement, dated effective as of ___________ ___, 2022 (the “Purchase Contract”), concerning the sale and purchase of those certain real property and improvements (collectively, the “Property”) identified at Schedule 1 to the Purchase Contract and as more particularly described in the Purchase Contract;

WHEREAS, title ownership of each of the properties comprising the Property is vested with the Assignees, respectively, as described at Schedule 1 to the Purchase Contract.

WHEREAS, Assignor now desires to assign its rights under the Purchase Contract to Assignees and Assignees desires to accept Assignor’s rights and obligations under the Purchase Contract; and

WHEREAS, under the terms of the Purchase Contract, Purchaser has consented to the assignment of the Purchase Contract from Assignor to Assignees. No further consent is required by Purchaser, although Assignor and Assignee request Purchaser’s acknowledgement and agreement hereto.

ASSIGNMENT

NOW, THEREFORE, for and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignees do hereby agree as follows:

1. The foregoing Recitals are true and correct and are incorporated herein by this reference as if set forth in full.

2. Assignor hereby assigns to Assignees all of Assignor’s right, title, and interest in and to the Purchase Contract (the “Assigned Contract”).

3. Assignees agrees to assume and perform all of Assignor’s obligations under the Assigned Contract, accepts all of the terms and conditions under the Assigned Contract, and shall otherwise assume all of the liabilities of Assignor under the Assigned Contract.

WITNESS the execution hereof as of the Effective Date listed above.

ASSIGNOR:

ProFrac Holdings, LLC
a Texas limited liability company

By:
Name: Ladd Wilks
Title: CEO

ASSIGNEES:

FTS International Services, LLC
A Texas limited liability company

By:	FTS International, Inc.
a Delaware Corporation
Its sole member

	By:	ProFrac Holdings, LLC
a Texas limited liability company
Its sole shareholder

By:
Name: Ladd Wilks
Title: CEO

FTS International Manufacturing, LLC
a Texas limited liability company

By:	FTS International, Inc.
a Delaware Corporation
Its sole member

	By:	ProFrac Holdings, LLC
a Texas limited liability company
Its sole shareholder

By:
Name: Ladd Wilks
Title: CEO

ACKNOWLEDGED AND AGREED BY PURCHASER:

WILKS DEVELOPMENT, LLC
a Texas limited liability company

By:
Name: Kyle Wilks
Title: President

EXHIBIT B

To Purchase and Sale Agreement

Lease Agreement

(begins on next page)

INDUSTRIAL LEASE

This Industrial Lease Agreement (the “Lease”) is made this ___ day of ___________, 2022, but effective as of ___________________ ___, 202__ (the “Effective Date”) between WILKS DEVELOPMENT, LLC, a Texas limited liability company, (“Landlord”) and the Tenant named below.

Article I. BASIC TERMS

Tenant	ProFrac Services, LLC, a Texas limited liability company

Tenant’s Notice Address	333 Shops Blvd., St. 301, Willow Park, Texas 76087

Landlord’s Notice (and Rent Payment) Address	c/o Wilks Development, LLC P.O. Box 1032, Cisco, Texas 76437

Premises	The real property commonly known as 602 S HWY 163, together with the parking areas, landscaping, walkways, the Building, and similar improvements and easements associated with the foregoing or operation thereof, as described on Exhibit A

Building	Approximately 6,000 square feet of office space, approximately 9,200 square feet for shop space, approximately 800 square feet for storage space, and approximately 5,292 square feet for truck wash space for a total rentable square footage of 21,292

Lease Term	Beginning on the Commencement Date and ending on ________________ ___, 2032.

Commencement Date	Effective Date of this Lease

Permitted Uses	General office, administration, distribution, truck wash, and warehouse use; provided, however, Tenant shall not use the Premises in a manner inconsistent with the uses permitted by the applicable zoning code, and in no event shall manufacturing be permitted.

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Article II. LEASE TERM

Section 2.01 Lease of Premises for Lease Term; Renewal Term

Landlord hereby leases the Premises to Tenant and Tenant leases the Premises from Landlord for the Lease Term. Tenant, upon notice to Landlord not less than sixty (60) days prior to the expiration of the Lease Term, shall have the right to renew the Lease Term for an additional term of ten (10) years (“Renewal Term”), commencing on the day after the end of the Lease Term, at market rate and mutually acceptable by both parties.

Section 2.02 Delivery.

If for any reason Landlord cannot deliver possession of the Premises to Tenant on the Commencement Date, Landlord will not be subject to any liability, nor will the failure affect the validity of this Lease or the obligations of Tenant or extend the Lease Term. But if such a delay occurs, Tenant will not be obligated to pay Rent until possession of the Premises is tendered to Tenant. However, if Landlord does not deliver possession of the Premises within ninety (90) days after the Commencement Date, Tenant may, at Tenant’s option, by notice in writing to Landlord within ten (10) days, cancel this Lease. If Landlord does not deliver possession of the Premises within one hundred twenty (120) days after the Commencement Date, Landlord may, by notice in writing to Tenant within ten (10) days, cancel the Lease. If either party cancels the Lease, Landlord will return any moneys previously deposited by Tenant, and the parties will be discharged from all obligations hereunder, except those provided to survive termination.

Article III. RENT

Section 3.01 Base Rent.

Tenant shall pay to Landlord during the Term the following sum, in equal monthly installment, each in advance, without demand, offset or deduction, on the first day of each month during the Term. Upon the execution of this Lease, Tenant shall pay Landlord the amount of $___________ as rent for the first month of the Lease Term. The first payment to be made upon execution of this Lease by Tenant will be applied by Landlord for the rental for the first month of the Term. Rent for any period during the Lease Term that is for less than one month will be a prorated portion of the monthly installment. Rent will be payable without notice or demand and without any deduction, offset, or abatement in U.S. currency to Landlord at the address stated in Article 1 or to other persons or at other places as Landlord may designate in writing.

Lease Month(s)	Type of Space	Square Feet (SF)	Annual Rental per SF		Monthly Rental
1 - 12	Conditioned	_____ SF	$	____/SF	$	_______
	Unconditioned	_____ SF	$	____/SF	$	_______
Total					$	_______
13 - 24	Conditioned	_____ SF	$	____ /SF	$	_______
	Unconditioned	_____ SF	$	____ /SF	$	_______
Total					$	_______
25 - 36	Conditioned	_____ SF	$	____ /SF	$	_______
	Unconditioned	_____ SF	$	____ /SF	$	_______
Total					$	_______

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37 - 48	Conditioned	_____ SF	$	____ /SF	$	_______
	Unconditioned	_____ SF	$	____ /SF	$	_______
Total					$	_______
49 – 60	Conditioned	_____ SF	$	____ /SF	$	_______
	Unconditioned	_____ SF	$	____ /SF	$	_______
Total					$	_______
61 - 72	Conditioned	_____ SF	$	____ /SF	$	_______
	Unconditioned	_____ SF	$	____ /SF	$	_______
Total					$	_______
73 - 84	Conditioned	_____ SF	$	____ /SF	$	_______
	Unconditioned	_____ SF	$	____ /SF	$	_______
Total					$	_______
85 - 96	Conditioned	_____ SF	$	____ /SF	$	_______
	Unconditioned	_____ SF	$	____ /SF	$	_______
Total					$	_______
97 - 108	Conditioned	_____ SF	$	____ /SF	$	_______
	Unconditioned	_____ SF	$	____ /SF	$	_______
Total					$	_______
109-120	Conditioned	_____ SF	$	____ /SF	$	_______
	Unconditioned	_____ SF	$	____ /SF	$	_______
Total					$	_______

Section 3.02 Additional Rent.

All sums payable by Tenant under this Lease or otherwise due by Tenant under this Lease, other than Base Rent, are “Additional Rent”; the term “Rent” includes both Base Rent and Additional Rent. Tenant shall pay applicable sales tax on all Rent paid to Landlord hereunder.

Additional Rent includes, but is not limited to, Real Estate Charges and Insurance Expenses, as defined herein below. Landlord shall receive the Additional Rent set forth herein, free and clear of any and all expenses, costs, impositions, taxes, assessments, liens or charges, of any nature whatsoever. The initial annual nets for Real Estate Charges and Insurances Expenses are estimated at $_____/SF. Tenant acknowledges and understands that this amount is an estimate only and subject to change as provided herein.

“Real Estate Charges” shall include ad valorem taxes, general and special assessments, parking surcharges, fees imposed by any property owner’s or civic association, any tax or excise on rents, any tax or charge for governmental services (such as street maintenance or fire protection) and any tax or charge which replaces any of such above-described “Real Estate Charges”; provided, however, that “Real Estate Charges” shall not be deemed to include any franchise (except as set forth below), estate, inheritance or general income tax; provided, further, that the immediately preceding exclusions notwithstanding, Real

Industrial Lease

Estate Charges shall in any event include the so-called “margin tax” imposed as a result of Texas House Bill 3 signed in to law on or about May 18, 2006, and thereafter codified in Chapter 171 of the Texas Tax Code, as same may have been heretofore and/or may hereafter be amended, supplemented or superseded, as well as any other tax, no matter how same is formulated, which is assessed on account of, attributed to or measured by or based upon, in whole or in part, Landlord’s rent or other charges or prorations payable under this Lease. If, at any time during the Lease Term, the present method of taxation or assessment shall be changed such that the whole or any part of the taxes, assessments, levies, impositions or charges now levied, assessed or imposed on real estate and the improvements thereon shall be discontinued and, as a substitute therefor, or in lieu of and/or in addition thereto, taxes, assessments, levies, impositions or charges shall be levied, assessed and/or imposed wholly or partially as a capital levy or otherwise on the rents received herein or any part thereof, then such substitute or additional taxes, assessments, levies, impositions or charges, to the extent so levied, assessed or imposed, shall be deemed to be included within Real Estate Charges. “Insurance Expenses” shall include all premiums and other expenses incurred by Landlord for liability insurance, fire and extended coverage property insurance, loss of rents insurance, and such other insurance as may be reasonable and necessary for the leased Premises, as Landlord shall determine in its sole discretion (plus whatever endorsements or special coverages which Landlord, in Landlord’s sole discretion may consider appropriate). In the event Landlord carries such insurance under a blanket policy or policies, Tenant shall pay the portion of the cost of such policy or policies equitably allocated by Landlord to the leased Premises.

Section 3.03 Interest.

Any Rent or other amount due to Landlord, if not paid within five (5) days following the date when due, will bear interest from the date due until paid at the rate of 18% per annum, but not to exceed the highest rate legally permitted.

Section 3.04 Late Charge.

If any installment of Rent or any other sums due from Tenant is not received by Landlord within five (5) days following the due date, Tenant will pay to Landlord a late charge equal to 5% of such overdue amount. A fifty dollar ($50) fee will be assessed for any returned checks and all late charges and interest will apply until certified funds are received, and the Tenant’s account is in good standing. Notwithstanding the foregoing, the late fee referenced herein shall not be charged with respect to the first occurrence during any 12-month period that Tenant fails to make payment within three (3) business days of the due date, and shall not be due until five (5) days after Landlord delivers written notice of such delinquency to Tenant. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant.

Section 3.05 Security Deposit.

Contemporaneously with Tenant’s execution and delivery of this Lease, Tenant shall deposit with Landlord $________ which will thereafter remain on deposit with Landlord as the security deposit to be held and disbursed pursuant hereto.

Tenant acknowledges its obligation to deposit with Landlord the sum stated in Section 3.05 above, to be held by Landlord without interest as security for the performance by Tenant of Tenant’s covenants and obligations under this Lease. Tenant agrees that such deposit may be co-mingled with Landlord’s other funds, need not be deposited in an interest-bearing account and is not an advance payment of Rent or a measure of Landlord’s damages in case of an event of default by Tenant hereunder. Upon the occurrence

Industrial Lease

of any event of default by Tenant hereunder, Landlord may, from time to time, without prejudice to any other remedy provided herein or provided by law, use such deposit fund to the extent necessary to make good any arrears of Rent and any other damage, injury, expense or liability caused to Landlord by such event of default, and Tenant shall pay to Landlord, within ten (10) days of Tenant’s receipt of Landlord’s written demand, the amount so applied in order to restore the security deposit to its original amount. If Tenant is not then in default hereunder, any remaining balance of such deposit shall be returned by Landlord to Tenant following termination of this Lease.

Article IV. Intentionally Deleted.

Article V. UTILITIES

Section 5.01 Utilities.

Tenant shall pay for all water, gas, heat, light, power, telephone, trash and other utilities and services supplied to the Premises, together with any taxes. If any of those services are not separately metered to Tenant, Tenant will pay a reasonable proportion to be determined by Landlord of all charges jointly metered with other portions of the Premises. If these charges remain unpaid for thirty (30) days after they become due and for ten (10) days following Tenant’s receipt of written notice thereof from Landlord, Tenant shall be in default and Landlord may exercise all remedies available to Landlord as provided in Article 12 of this Lease. Landlord agrees to pay for all other standard utilities necessary to operate the Premises, as determined by Landlord in Landlord’s sole and absolute discretion.

Notwithstanding the foregoing, Landlord shall have no liability, whatsoever, in the event of any interruption, failure or curtailment of any utilities nor shall such interruption, failure or curtailment of any utilities constitute a constructive or partial eviction. Unless otherwise approved in advance by Landlord, Tenant shall make no change in the conduct of business in the Premises from the manner of the conduct of business in the Premises as of the Effective Date of this Lease, or install additional equipment not located on the Premises as of the Effective Date of this Lease which would have the effect of materially increasing Tenant’s consumption of any utilities, as determined by Landlord in Landlord’s sole and absolute discretion.

Landlord agrees to allow Tenant to install separate UPS power devices in the Premises as Tenant desires; provided, however, Landlord shall not be liable to Tenant in the event of any failure of or damage to such power devices or for any damage or consequences resulting from or in any way related to the use of such power devices in the Premises. Tenant shall assume all costs associated with installing and using such UPS power devices, including, but not limited to, the costs of any increase in costs to utilities serving the Premises resulting from the use and operation of such devices.

Article VI. INSURANCE

Section 6.01 Tenant’s Insurance.

Tenant, at its expense, will maintain the following insurance coverages during the Lease Term:

a)

Liability Insurance. Commercial general liability insurance insuring Tenant against liability for bodily injury, property damage (including loss of use of property) and personal injury at the Premises, including contractual liability. Such insurance will name Landlord, its property manager (if any), any mortgagee, and such other parties as Landlord may designate, as

Industrial Lease

additional insured. The initial amount of such insurance will be One Million and No/100 Dollars ($1,000,000) per occurrence. The liability insurance obtained by Tenant under this Section 6.01 will (i) be primary and (ii) insure Tenant’s obligations to Landlord under Section 6.04. The amount and coverage of such insurance will not limit Tenant’s liability nor relieve Tenant of any other obligation under this Lease.

b)

Worker’s Compensation Insurance. Worker’s compensation insurance in the statutory amount (and employers’ liability insurance) covering all employees of Tenant employed or performing services at the Premises, in order to provide the statutory benefits required by the laws of the state in which the Premises are located.

c)

Automobile Liability Insurance. Automobile liability insurance, including, but not limited to, passenger liability, on all owned, nonowned, and hired vehicles used in connection with the Premises, with a combined single limit per occurrence of not less than One Million Dollars ($1,000,000) for injuries or death of one or more persons or loss or damage to property. This does not apply to personal owned vehicles for any employee, contractor, or vendor visiting the location, provided that Tenant shall indemnify and hold Landlord harmless against all claims, liabilities, judgments, demands, causes of action, losses, damages, costs and expenses, including reasonable attorney’s fees, for damage to any property or injury to or death of any person arising from the use of any such vehicles while on the Property or in connection with Landlord’s use of the Premises, whether owned by Landlord’s employee, contractor or vendor visiting the Property.

d)

Personal Property Insurance. Personal property insurance covering leasehold improvements paid for by Tenant and Tenant’s personal property and fixtures from time-to-time in, on, or at the Premises, in an amount not less than 100% of the full replacement cost, without deduction for depreciation, providing protection against events protected under “All Risk Coverage,” as well as against sprinkler damage, vandalism, and malicious mischief. Any proceeds from the personal property insurance will be used for the repair or replacement of the property damaged or destroyed, unless the Lease Term is terminated under an applicable provision herein. If the Premises are not repaired or restored in accordance with this Lease, Landlord will receive any proceeds from the personal property insurance allocable to Tenant’s leasehold improvements.

Section 6.02 Landlord’s Insurance.

During the Lease Term, Landlord will maintain in effect all risk insurance covering loss of or damage to the Property in the amount of its replacement value with such endorsements and deductibles as Landlord determines from time-to-time. Landlord will have the right to obtain flood, earthquake, and such other insurance as Landlord determines from time-to-time or is required by any mortgagee of the Property. Landlord will not insure Tenant’s fixtures or equipment or building improvements installed or paid by Tenant. Landlord may obtain commercial general liability insurance in an amount and with coverage determined by Landlord insuring Landlord against liability with respect to the Premises and the Property. The foregoing policy obtained by Landlord will not provide primary insurance, will not be contributory and will be excess over any liability insurance maintained by Tenant. Landlord will also maintain a rental income insurance policy, with loss payable to Landlord. The cost of Landlord’s insurance will be paid by Tenant to Landlord as Additional Rent as stipulated in Section 3.02 herein.

Industrial Lease

Section 6.03 General Insurance Provisions.

a)

Any insurance which Tenant is required to maintain under this Lease will include a provision which requires the insurance carrier to give Landlord not less than thirty (30) days’ written notice prior to any cancellation or modification of such coverage.

b)

Prior to the earlier of Tenant’s entry into the Premises or the Commencement Date, Tenant will deliver to Landlord an insurance company certificate that Tenant maintains the insurance required by Section 6.01 and not less than thirty (30) days prior to the expiration or termination of any such insurance, Tenant will deliver to Landlord renewal certificates therefor. Tenant will provide Landlord with copies of the policies promptly upon request from time-to-time.

c)	All insurance policies required under this Lease will be with companies having a “General Policy Rating” of A- or better, as set forth in the most current issue of the Best Key Rating Guide.

d)

Without limiting the provisions of Section 6.04, Landlord and Tenant, on behalf of themselves and their insurers, each hereby waive any and all rights of recovery against the other, the agents, advisors, employees, members, officers, directors, partners, trustees, beneficiaries and shareholders of the other and the agents, advisors, employees, members, officers, directors, partners, trustees, beneficiaries and shareholders of each of the foregoing (collectively, “Representatives”), for loss of or damage to its property or the property of others under its control, to the extent that such loss or damage is covered by any insurance policy in force (whether or not described in this Lease) at the time of such loss or damage, or required to be carried under this Article 6. All property insurance carried by either party will contain a waiver of subrogation against the other party to the extent such right was waived by the insured party prior to the occurrence of loss or injury.

Section 6.04 Indemnity.

a)

Tenant hereby waives all claims against Landlord and its Representatives (collectively, the “Landlord Indemnitees”) for damage to any property or injury to or death of any person in, upon or about the Premises or the Property arising at any time and from any cause (except to the extent caused by the gross negligence or willful misconduct of Landlord). Tenant shall hold Landlord Indemnitees harmless from and defend Landlord Indemnitees from and against all claims, liabilities, judgments, demands, causes of action, losses, damages, costs and expenses, including reasonable attorney’s fees, for damage to any property or injury to or death of any person arising from (i) the use or occupancy of the Premises or the Property by Tenant or persons claiming under Tenant, except to the extent such is caused by the gross negligence or willful misconduct of Landlord, (ii) the negligence or willful misconduct of Tenant in, upon or about the Property, or (iii) any breach or default by Tenant under this Lease.

b)

Except to the extent caused by the Tenant or its Representatives, Landlord shall hold Tenant and its Representatives (collectively “Tenant Indemnitees”) harmless from and defend Tenant Indemnitees from and against all claims, liabilities, judgments, demands, causes of action, losses, damages, costs and expenses, including reasonable attorney’s fees, for damage to any property or injury to or death of any person arising from (i) the gross negligence or willful misconduct of Landlord, or (ii) default by Landlord under this Lease.

Industrial Lease

Article VII. PROTECTION OF LENDERS

Section 7.01 Subordination.

This Lease shall be automatically subordinated and inferior to any Mortgage (as defined below) now or hereafter encumbering the Property or any part thereof. Notwithstanding that such subordination is self-operative without any further act of Tenant, Tenant will, from time-to-time, within ten (10) days of request from Landlord, execute and deliver any documents or instruments to confirm such subordination. If Tenant fails to execute and deliver such documents, Landlord is hereby authorized to execute such documents as Tenant’s duly authorized irrevocable agent and attorney-in-fact. “Mortgage” includes any mortgage, deed of trust or ground lease, together with any amendments, additional advances, restatements, modifications or consolidations of such instrument.

Section 7.02 Attornment.

If Landlord’s interest in the Property is acquired by any ground lessor, beneficiary, mortgagee, or purchaser at a foreclosure sale, Tenant will attorn to the transferee of or successor to Landlord’s interest in the Property and recognize such transferee or successor as successor Landlord under this Lease. Tenant waives the protection of any statute or rule of law which gives Tenant any right to terminate this Lease or surrender possession of the Premises upon the transfer of Landlord’s interest.

Section 7.03 Estoppel Certificates.

Within ten (10) days after Landlord’s request, Tenant will execute, acknowledge and deliver to Landlord a written statement certifying: (i) that none of the terms or provisions of this Lease have been changed (or if they have been changed, stating how they have been changed); (ii) that this Lease has not been canceled or terminated; (iii) the last date of payment of the Rent and other charges and the time period covered by such payment; (iv) that Landlord is not in default under this Lease (or if Landlord is claimed to be in default, setting forth such default in reasonable detail); and (v) such other information with respect to Tenant or this Lease as Landlord may reasonably request or which any prospective purchaser or encumbrancer of the Property may require. Landlord may deliver any such statement by Tenant to any prospective purchaser or encumbrancer of the Property, and such purchaser or encumbrancer may rely conclusively upon such statement as true and correct. If Tenant does not deliver such statement to Landlord within such ten (10) day period, Landlord, and any prospective purchaser or encumbrancer, may conclusively presume and rely upon (and Tenant will be estopped from denying): (i) that the terms and provisions of this Lease have not been changed except as otherwise represented by Landlord; (ii) that this Lease has not been canceled or terminated except as otherwise represented by Landlord; (iii) that not more than one month’s Rent (except as to Base Rent which is due on an annual basis) or other charges have been paid in advance; and (iv) that Landlord is not in default under this Lease.

Article VIII. USE OF PREMISES

Section 8.01 Manner of Use.

a)

Tenant will use the Premises only for the Permitted Uses. Tenant will not cause or permit the Premises to be used in any way which (i) constitutes a violation of any Legal Requirements (as defined below) or the rules and regulations (the “Rules and Regulations”) established by Landlord, a copy of which is attached as Exhibit C, as they may be amended in writing by

Industrial Lease

Landlord, (ii) annoys or interferes with the rights of tenants of the Property, or (iii) constitutes a nuisance or waste or will invalidate any insurance carried by Landlord. Tenant will obtain and pay for all necessary permits, including a certificate of occupancy, and will promptly take all actions necessary to comply with all applicable Federal, State or local statutes, ordinances, notes, regulations, orders, recorded declarations, covenants and requirements (collectively, “Legal Requirements”) regulating the use by Tenant of the Premises, including, without limitation, the Occupational Safety and Health Act and the Americans With Disabilities Act.

b)

Without limiting any other provision of this Lease, Landlord agrees that certain Representatives of Tenant shall have unrestricted 24/7/365 access to the Premises, (i) subject to any Landlord imposed security requirements or measures or any other closures of the Property by Landlord resulting from any Casualty or any other reasonable purpose, and (ii) provided further that Landlord shall have no responsibility or liability and Tenant shall assume all responsibility and liability and shall indemnify and hold Landlord harmless for any damage to any property or injury to or death of any person in, upon or about the Premises or the Property arising at any time from such unrestricted access.

c)

Notwithstanding the foregoing, Tenant understands and acknowledges that Landlord shall in no event be liable to Tenant or to any other third-party, and Tenant waives all claims or liability against Landlord and shall indemnify and hold Landlord harmless in connection with any access (restricted or unrestricted) to the Premises and/or to the Property.

Section 8.02 Environmental Requirements.

a)

Definition of “Hazardous Material”. “Hazardous Material” means any flammable items, explosives, radioactive materials, oil, hazardous or toxic substances, material or waste or related materials, including any substances defined as or included in the definition of “hazardous substances”, “hazardous wastes”, “hazardous materials” or “toxic substances” now or hereafter regulated under any Legal Requirements, including, without limitation, petroleum-based products, paints, solvents, lead, cyanide, DDT, printing inks, acids, pesticides, ammonia compounds and other chemical products, asbestos, PCBs and similar compounds, and including any different products and materials which are found to have adverse effects on the environment or the health and safety of persons; provided, however, “Hazardous Material” does not include any de minimis quantities of office or other cleaning supplies, or other materials customarily used in Tenant’s business, so long as such use is in accordance with Legal Requirements.

b)

Tenant’s Obligations. Tenant will not cause or permit any Hazardous Material to be generated, produced, brought upon, used, stored, treated or disposed of in or about the Property by Tenant, its agents, employees, contractors, sublessees or invitees without (i) the prior written consent of Landlord, and (ii) complying with all applicable Legal Requirements pertaining to the transportation, storage, use or disposal of such Hazardous Material (collectively, “entitled to take into account such other Environmental Laws”), including, but not limited to, obtaining proper permits. Landlord may consider factors or facts Landlord deems reasonably relevant in granting or withholding consent to Tenant’s proposed activity with respect to Hazardous Material. Landlord will not, however, be required to consent to the installation or use of any storage tanks on the Property.

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If Tenant’s transportation, storage, use or disposal of Hazardous Materials results in the contamination of the soil or surface or ground water, release of a Hazardous Material or loss or damage to person(s) or property or the violation of any Environmental Law, then Tenant agrees to: (x) notify Landlord immediately of any contamination, claim of contamination, release, loss or damage, (y) after consultation with Landlord, clean up the contamination in full compliance with all Environmental Laws, and (z) indemnify, defend and hold Landlord harmless from and against any claims, suits, causes of action, costs and fees, including, without limitation, attorney’s fees and costs, arising from or connected with any such contamination, claim of contamination, release, loss or damage. Tenant will fully co-operate with Landlord and provide such documents, affidavits and information as may be requested by Landlord (A) to comply with any Environmental Law, (B) to comply with the request of any lender, purchaser or tenant, and/or (C) as otherwise deemed reasonably necessary by Landlord in its discretion. Tenant will notify Landlord promptly in the event of any spill or other release of any Hazardous Material at, in, on, under or about the Premises which is required to be reported to a governmental authority under any Environmental Law, will promptly forward to Landlord copies of any notices received by Tenant relating to alleged violations of any Environmental Law, will promptly pay when due any fine or assessment against Landlord, Tenant or the Property and remove or bond any lien filed against the Property relating to any violation of Tenant’s obligations with respect to Hazardous Material.

c)

Landlord’s Rights. Landlord will have the right, but not the obligation, without in any way limiting Landlord’s other rights and remedies under this Lease, to enter upon the Premises, or to take such other actions as it deems necessary or advisable, to investigate, clean up, remove or remediate any Hazardous Material or contamination by Hazardous Material present on, in, at, under or emanating from the Premises or the Property in violation of Tenant’s obligations under this Lease or under any laws regulating Hazardous Material or that Tenant is liable under this Lease to clean up, remove or remediate. Landlord will have the right, at its election, in its own name or as Tenant’s agent, to negotiate, defend, approve and appeal, at Tenant’s expense, any action taken or order issued by any governmental agency or authority against Tenant, Landlord or the Premises or the Property relating to any Hazardous Material or under any related law or the occurrence of any event or existence of any condition that would cause a breach of any of the covenants set forth in this Section 8.02.

If Landlord determines, in good-faith, that a release or other environmental condition may have occurred during the Lease Term, at Tenant’s cost, Landlord may require an environmental audit of the Premises by a qualified environmental consultant. Tenant will, at its sole cost and expense, take all actions recommended in such audit to remediate any environmental conditions for which it is responsible under this Lease.

d)

Radon Disclosure. Radon gas is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of Radon that exceed Federal and State guidelines have been found in buildings in Texas. Additional information regarding Radon and Radon testing may be obtained from your county public health unit.

Industrial Lease

Section 8.03 Landlord’s Access.

Landlord or its agents may enter the Premises, upon 24 hours’ notice to Tenant (except in the case of an emergency in which prior notice shall not be required), to show the Premises to potential buyers, investors or other parties, for routine property inspections and maintenance or for any other purpose Landlord deems reasonably necessary. Without limiting the foregoing, during the last twelve (12) months of the Lease Term, Landlord may enter the Premises, upon 24 hours’ notice to Tenant, to show the Premises to potential tenants, and may place customary “For Lease” signs on the Premises.

Section 8.04 Common Areas.

a)

Common Areas. “Common Areas” means all areas within the Property which are available for the common use of tenants of the Property and which are not leased or held for the exclusive use of Tenant or other tenants, including, but not limited to, parking areas, driveways, sidewalks, access roads, landscaping, and planted areas. Landlord, from time-to-time, may change the size, location, nature, and use of any of the Common Areas, convert Common Areas into leaseable areas, construct additional parking facilities in the Common Areas, and increase or decrease Common Area land or facilities so long as Tenant’s use of the Premises is not materially affected.

b)

Use of Common Areas. Tenant will have the nonexclusive right (in common with other tenants and all others to whom Landlord has granted or may grant such rights) to use the Common Areas for the purposes intended, subject to such reasonable Rules and Regulations as Landlord may establish or modify from time-to-time. Tenant agrees to abide by all such rules and regulations and to use its best efforts to cause others who use the Common Areas with Tenant’s express or implied permission to abide by the Rules and Regulations. At any time, Landlord may close any Common Areas to perform any acts as, in Landlord’s reasonable judgment, are desirable to maintain or improve the Property. Tenant will not interfere with the rights of Landlord, other tenants, or any other person entitled to use the Common Areas.

Section 8.05 Signs.

Tenant shall be permitted to erect, place, or paint a sign or signs on the exterior of the Building and at the Premises, provided all signs are in conformance with Landlord’s sign criteria established for the Property.

Article IX. CONDITION AND MAINTENANCE OF PREMISES

Section 9.01 Existing Conditions.

Tenant hereby accepts the Property and the Premises in their present “as is, where is, with all faults” condition. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation as to the condition of the Property or the Premises or the suitability of the Property or the Premises for Tenant’s intended use. Tenant represents and warrants that Tenant has made its own inspection of and inquiry regarding the condition of the Property and the Premises and is not relying on any representations of Landlord or any broker with respect thereto.

Section 9.02 Landlord’s Obligations.

Subject to the provisions of Article 10 (Casualty and Condemnation), and except for damage caused by any act or omission of Tenant or Tenant’s employees, agents, contractors or invitees, Landlord will maintain the Common Areas in good order, condition and repair and will keep the foundation, roof, building systems (including the heating, ventilating and air conditioning system located within the Common Areas), sprinkler mains, structural supports and exterior walls of the improvements on the Property in good order, condition and repair. Landlord will not be obligated to maintain heating,

Industrial Lease

ventilating and air conditioning systems or repair windows, doors or plate glass that serve the Premises only. Tenant will promptly report in writing to Landlord any defective condition known to it which Landlord is required to repair. Notwithstanding the foregoing, Landlord may repair, at Tenant’s expense, any damage to the Property caused by Tenant’s acts or omissions which would otherwise be Landlord’s responsibility to maintain, and Tenant agrees to reimburse Landlord for all costs incurred by Landlord, plus fifteen (15%) percent, in doing so within thirty (30) days of receipt of an invoice from Landlord; provided, however, that Tenant shall have the option, and reasonable time in which, to repair such damage on its own accord and at its own expense.

Section 9.03 Tenant’s Obligations.

Subject to the provisions of Article 10 (Casualty and Condemnation), at its sole cost and expense, Tenant will keep all portions of the Premises (including, without limitation, all systems and equipment, dock levelers, bumpers, doors and floors, including slabs and slab repairs, crack filling and joint repairs) in good order, condition and repair (including repainting and refinishing, as needed). If any portion of the Premises or any system or equipment in the Premises which Tenant is obligated to repair cannot be fully repaired or restored, Tenant will promptly replace such portion of the Premises or system or equipment. At Tenant’s request, Landlord may perform Tenant’s maintenance and repair obligations under this Section 9.03 and Tenant will reimburse Landlord for all costs incurred, plus fifteen (15%) percent, in doing so within thirty (30) days of receipt of an invoice from Landlord. Tenant shall, at its sole cost and expense, enter into and maintain a contract with a certified third-party HVAC service contractor, providing for the periodic (at least quarterly) service, maintenance and repair of the HVAC system serving the Premises, which shall provide for a scope of work and periodic services, at a minimum, in accordance with manufacturer’s specifications. Tenant shall, at its sole cost and expense, enter into and maintain a contract with a certified pest control service contractor that shall provide pest control treatments to the interior and exterior of the Premises at a minimum of 90-day intervals. Upon request by Landlord, Tenant shall furnish Landlord with a copy of the current service contracts, which contracts shall be in form and substance reasonably satisfactory to Landlord and a current certificate of insurance of the Tenant’s service contractor naming Landlord as an additional insured and such certificate shall be in form and substance and contain such coverages satisfactory to Landlord. In the event Landlord obtains an assignable warranty for any HVAC system servicing the Premises, to the extent assignable, Landlord shall assign to Tenant any such assignable warranty on parts and labor for the HVAC system. If any repairs or maintenance required to be made or maintained by Tenant hereunder are not made within ten (10) days after written notice delivered to Tenant by Landlord, or within such lesser time as is reasonable to require in the event of an emergency, Landlord may at its option make such repairs without liability to Tenant for any loss or damage which may result to Tenant’s stock or business by reason of such repairs; and Tenant shall pay to Landlord upon demand, as additional rental hereunder, the Landlord’s cost of such repairs plus interest thereon at the per annum rate set forth in Section 3.03, such interest to accrue continuously from the date of payment by Landlord until repayment by Tenant. At the expiration or termination of this Lease, Tenant shall surrender the Premises in good condition, excepting reasonable wear and tear and losses required to be restored by Landlord pursuant to the terms hereof.

Industrial Lease

Section 9.04 Alterations, Additions, and Improvements.

a)

Tenant’s Work. Tenant may not make any installations, alterations, additions, or improvements or major repairs in or to the Premises without obtaining Landlord’s prior written consent, except for the installation of unattached, moveable trade fixtures which may be installed without drilling, cutting, or otherwise defacing the Premises. All work will be performed in accordance with plans and specifications approved by Landlord. Tenant will procure all necessary permits and licenses before undertaking any work on the Premises and will perform all work in a good and workmanlike manner employing materials of good quality and in conformity with all applicable Legal Requirements and insurance requirements. Tenant will (i) employ only contractors reasonably approved by Landlord, (ii) require all contractors employed by Tenant to carry worker’s compensation insurance in accordance with statutory requirements and commercial general liability insurance covering such contractors on or about the Premises with a combined single limit not less than $2 million, and (iii) submit certificates evidencing such coverage to Landlord prior to the commencement of any work. Landlord may inspect Tenant’s work at reasonable times. Tenant will prosecute and complete such work with reasonable diligence and will provide Landlord with “as built” plans, copies of all construction contracts and proof of payment for all labor and materials.

b)

No Liens. Tenant will pay when due all claims for labor and material furnished to the Premises and keep the Property at all times free from liens for labor and materials. Tenant will give Landlord at least twenty (20) days’ prior written notice of the commencement of any work on the Premises, regardless of whether Landlord’s consent to such work is required. Landlord may record and post notices of non-responsibility on the Premises.

Section 9.05 Condition Upon Termination.

Upon the expiration or termination of the Lease Term, Tenant will surrender the Premises to Landlord broom clean and in the condition which Tenant is required to maintain the Premises under this Lease. Landlord may require Tenant, at its expense, to remove any alterations, additions or improvements made by Tenant during the Term of this Lease prior to the expiration of the Lease and to restore the Premises to their prior condition. Any work which Tenant is not required to remove will, at Landlord’s option, become Landlord’s property and will be surrendered to Landlord upon the expiration or earlier termination of the Lease, except that Tenant may remove any of Tenant’s machinery, equipment, trade fixtures, and other moveable property, which can be removed without damage to the Property so long as Tenant repairs any damage caused by such removal.

Section 9.06 Exemption of Landlord from Liability.

Landlord will not be liable for any damage or injury to any person, business (or any loss of income therefrom), goods, wares, merchandise or other property of Tenant, Tenant’s employees, invitees, customers or any other person in or about the Property or the Premises, whether such damage or injury is caused by or results from: (a) fire, steam, electricity, water, gas or rain; (b) the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures or any other cause; (c) conditions arising in or about the Property or the Premises, or from other sources or places; (d) any curtailment or interruption in utility services or (e) any act or omission of any other tenant of the Property. Tenant will give Landlord prompt notice upon the occurrence of any accident or casualty at the Premises. The provisions of this Section will not exempt Landlord from liability for its gross negligence or willful misconduct; provided, however, Landlord will not be liable for any consequential damages.

Industrial Lease

Article X. CASUALTY AND CONDEMNATION

Section 10.01 Damage to Premises.

a)

If the Premises are destroyed or rendered untenantable, either wholly or in part, by fire or other casualty (“Casualty”), Tenant will immediately notify Landlord in writing upon the occurrence of such Casualty. Landlord may elect either to (i) repair the damage caused by such casualty as soon as reasonably possible, in which case this Lease will remain in full force and effect, or (ii) if (A) Landlord estimates it will take more than nine (9) months to repair the Premises or (B) the Casualty occurs during the last six (6) months of the Lease Term and Landlord estimates it will require more than thirty (30) days to repair, terminate the Lease Term as of the date the Casualty occurred. Landlord will notify Tenant within thirty (30) days after receipt of notice of the Casualty whether Landlord elects to repair the damage or terminate the Lease Term. If Landlord elects to repair the damage, Tenant will pay Landlord the portion of the deductible amount under Landlord’s insurance allocable to the damage to the Premises and, if the damage was due to an act or omission of Tenant or its employees, agents, contractors or invitees, the difference between the actual cost of repair and any insurance proceeds received by Landlord.

b)

If based on the estimate of Landlord’s architect or contractor, it will take Landlord more than nine (9) months to rebuild the Premises or (ii) the Casualty occurs during the last six (6) months of the Lease Term and the damage is estimated by Landlord to require more than thirty (30) days to repair, Tenant may elect to terminate the Lease Term as of the date the Casualty occurred, which must be exercised by written notification to Landlord within thirty (30) days after the occurrence of the Casualty.

c)

If the Property is destroyed or damaged by Casualty and Landlord elects to repair or restore the Property pursuant to the provisions of this Article 10, any Rent payable during the period of such damage, repair and/or restoration will be reduced according to the degree, if any, to which Tenant’s use of the Premises is impaired.

d)

The provisions of this Article 10 will govern the rights and obligations of Landlord and Tenant in the event of any damage or destruction of or to the Property. Tenant waives the protection of any statute, code or judicial decision which grants a tenant the right to terminate a lease in the event of the damage or destruction of the leased property.

Section 10.02 Condemnation.

If more than 20% of the floor area of the Premises or more than 25% of the parking on the Property is taken by eminent domain, or if the condemnation renders the Premises unsuitable for Tenant’s purposes, either Landlord or Tenant may terminate the Lease Term as of the date the condemning authority takes title or possession, by delivering notice to the other within ten (10) days after receipt of written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority takes title or possession). If neither party terminates the Lease Term, this Lease will remain in effect as to the portion of the Premises not taken, except that the Rent will be reduced in proportion to the reduction in the floor area of the Premises. Any condemnation award or payment will be paid to Landlord. Tenant will have no claim against Landlord for the value of the unexpired lease term or otherwise; provided, however, Tenant may make a separate claim with the condemning authority for its personal property and/or moving costs so long as Landlord’s award is not reduced thereby.

Industrial Lease

Article XI. ASSIGNMENT AND SUBLETTING

Section 11.01 No Assignment or Sublease Permitted.

Tenant will not assign or transfer this Lease or sublease the Premises or any part thereof or interest therein, or mortgage, pledge or hypothecate its leasehold interest, in each case without the prior written consent of Landlord. In the event Tenant is a corporation, a partnership or a limited liability company, the conveyance of the controlling interest(s) of the corporation or other entity, or a sale of substantially all the assets of the corporation or other entity, or the assignment of all or any portion of any general partnership interest or managing member or manager therein, as the case may be, shall be deemed an assignment for the purposes hereof.

Article XII. DEFAULTS AND REMEDIES

Section 12.01 Covenants and Conditions.

Tenant’s performance of each of Tenant’s obligations under this Lease is a condition as well as a covenant. Tenant’s right to continue in possession of the Premises is conditioned upon such performance. Time is of the essence in the performance by Tenant of all covenants and conditions.

Section 12.02 Defaults.

Each of the following constitutes an “Event of Default” under this Lease:

a)	Tenant fails to pay any installment of Rent or any other obligation under this Lease involving the payment of money when due and such nonpayment continues after twenty (20) days;

b)

Tenant fails to perform any of Tenant’s other obligations under this Lease, as defined herein below, and such failure continues for a period of twenty (20) days after written notice from Landlord; provided that if more than twenty (20) days are reasonably required to complete such performance, Tenant will not be in default if Tenant commences such performance within the twenty (20) day period and thereafter diligently pursues its completion but in any event, completion must take place no later than sixty (60) days after the initial notice from Landlord;

c)

Tenant shall do or permit to be done anything which creates a lien upon the Premises or upon all or any part of the Building, and Tenant fails to discharge or bond around any lien within twenty (20) days after Tenant learns that any such lien or encumbrance is filed against the Premises; or

d)

Tenant, or any guarantor under this Lease becomes insolvent or bankrupt, has a receiver or trustee appointed for any part of its property, makes an assignment for the benefit of its creditors, or any proceeding is commenced either by Tenant or against it under any bankruptcy or insolvency laws, which proceeding is not dismissed within thirty (30) days; provided, however, if a court of competent jurisdiction determines that any of the acts described in this subsection (e) is not an Event of Default under this Lease, and a trustee is appointed to take possession (or if Tenant remains a debtor in possession) and such trustee or Tenant assigns, subleases, or transfers Tenant’s interest hereunder, then Landlord will receive, as Additional Rent, the excess, if any, of the rent (or any other consideration) paid in connection with such assignment, transfer or sublease over the rent payable by Tenant under this Lease.

Industrial Lease

e)

Tenant shall desert or vacate or shall commence to desert or vacate the Premises or any substantial portion of the Premises or shall, at any time prior to the last month of the Lease Term, remove or attempt to remove, without the prior written consent of Landlord, all or a substantial amount of Tenant’s goods, wares, equipment, fixtures, furniture, or other personal property.

f)	Omitted.

Section 12.03 Remedies.

On the occurrence of an Event of Default, Landlord may, at any time thereafter, with or without notice or demand, and without limiting Landlord in the exercise of any right or remedy which Landlord may have:

a)

take any one or more of the actions permissible by law to insure performance by Tenant of Tenant’s covenants and obligations under this Lease. In this regard, and without limiting the generality of the immediately preceding sentence, it is agreed that if Tenant fails to open for business or, having opened for business, deserts or vacates the Premises, Landlord may enter upon and take possession of the Premises in order to protect them from deterioration and may nevertheless continue to demand from Tenant payment by Tenant to Landlord of the Rent and other charges provided in this Lease, without any obligation to relet; however, if Landlord does, at its sole discretion, elect to relet the Premises, such action by Landlord shall not be deemed as an acceptance of Tenant’s surrender of the Premises unless Landlord expressly notifies Tenant of such acceptance in writing, Tenant hereby acknowledging that Landlord shall otherwise be reletting as Tenant’s agent and Tenant furthermore hereby agreeing to pay Landlord on demand any deficiency that may arise between the monthly Rent and other charges as provided in this Lease and that actually collected by Landlord under any reletting.

b)

enter upon the Premises, and do whatever Tenant is obligated to do under the terms of this Lease; and Tenant agrees to reimburse Landlord on demand for any expenses which Landlord might incur in thus effecting compliance with Tenant’s obligations under this Lease, and Tenant further agrees that Landlord shall not be liable for any damages resulting to the Tenant from such action.

c)

pay or bond around any lien, whether or not contested by Tenant; and in such event Tenant agrees to reimburse Landlord on demand for all costs and expenses incurred in connection with any such action, with Tenant further agreeing that Landlord shall in no event be liable for any damages or claims resulting from such action.

d)

terminate this Lease by written notice to Tenant, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which Landlord may have for possession or arrearages in Rent (including any late charge or interest which may have accrued pursuant to this Lease), enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof. In addition, Tenant agrees to pay to Landlord on demand the amount of all loss and damage which Landlord may suffer by reason of any termination effected pursuant to this Section, said loss and damage to be determined by either of the following alternative measures of damages:

Industrial Lease

i.

Until Landlord is able, through efforts the nature of which is to be at the sole discretion of Landlord, to relet the Premises under terms satisfactory to Landlord, in Landlord’s sole discretion, Tenant shall pay to Landlord on or before the 1st day of each calendar month, the monthly Rent and other charges provided in this Lease to be paid by Tenant to Landlord. If and after the Premises have been relet by Landlord, Tenant shall pay to Landlord on the 20th day of each calendar month the difference between the monthly Rent and other charges provided in this Lease to be paid by Tenant to Landlord for such calendar month and that actually collected by Landlord under any such reletting for such month (net of amortized expenses incurred by Landlord in connection with such reletting). If it is necessary for Landlord to bring suit in order to collect any such deficiency, Landlord shall have a right to allow such deficiencies to accumulate and to bring an action on several or all of the accrued deficiencies at one time. Any such suit shall not prejudice in any way the right of Landlord to bring a similar action for any subsequent deficiency or deficiencies. Any amount collected by Landlord from subsequent tenants under any such reletting for any calendar month in excess of the monthly Rent and other charges provided in this Lease shall be credited to Tenant in reduction of Tenant’s liability for any calendar month for which the amount collected by Landlord will be less than the monthly Rent and other charges provided in this Lease; but Tenant shall have no right to such excess other than the above-described credit.

ii.

When Landlord desires, Landlord may demand a final settlement. Upon demand for a final settlement, Landlord shall have a right to, and Tenant hereby agrees to pay, the difference between the total of all monthly Rent and other charges provided in this Lease to be paid by Tenant to Landlord for the remainder of the Lease Term and the reasonable rental value of the Premises for such period, such difference to be discounted to present value at a rate equal to 8% per annum.

If Landlord elects to exercise the remedy prescribed in Section 12.03(a) above, such election shall in no way prejudice Landlord’s right at any time thereafter to cancel said election in favor of the remedy prescribed in Section 12.03(d) above, provided that at the time of such cancellation, Tenant is still in default. Similarly, if Landlord elects to compute damages in the manner prescribed by Section 12.03(b)(i) above, such election shall in no way prejudice Landlord’s right at any time thereafter to demand a final settlement in accordance with this Section. Pursuit of any of the above remedies shall not preclude pursuit of any other remedies prescribed in other sections of this Lease and any other remedies provided by law, it being hereby agreed that all such rights and remedies shall be cumulative of one another. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default by Tenant shall not be deemed or construed to constitute a waiver of such default.

Landlord may restrain or enjoin any breach or threatened breach of any covenant, duty or obligation of Tenant herein contained without the necessity of proving the inadequacy of any legal remedy or irreparable harm. The remedies of Landlord hereunder and/or at law or in equity shall be deemed cumulative and not exclusive of each other.

In the event that any one or more provisions of this Article 12 authorize Landlord to enter the Premises, Landlord is entitled and is hereby authorized, without any notice to Tenant, to enter upon the Premises by use of a duplicate key, a master key, a locksmith’s entry procedures or any other means not involving personal confrontation, and to alter or change the door locks on all entry doors of the Premises, thereby

Industrial Lease

permanently excluding Tenant. In such event, Landlord shall not be obligated to place any written notice on the Premises explaining Landlord’s action; moreover, if a reason for Landlord’s action is the failure of Tenant to pay any Rent when due pursuant to this Lease, Landlord shall not be required to provide the new key (if any) to Tenant until and unless all Rent defaults of Tenant have been fully cured. The terms and provisions of this Section 20.7 supersede the terms and conditions of Section 93.002 of the Texas Property Code, which terms are hereby expressly waived by Tenant.

Section 12.04 Damages.

On any termination, Landlord’s damages will include, but shall not be limited to, all costs and fees, including reasonable attorneys’ fees and costs, that Landlord incurs in connection with any bankruptcy court or other court proceeding or any legal action with respect to the Lease, the obtaining of relief from any stay in bankruptcy restraining any action to evict Tenant, or the pursuing of any action with respect to Landlord’s right to possession of the Premises. All such damages suffered (apart from Rent payable hereunder) will constitute pecuniary damages which will be paid to Landlord prior to assumption of the Lease by Tenant or any successor to Tenant in any bankruptcy or other proceedings.

It is further agreed that, in addition to payments required pursuant to Section 12.03(a) and Section 12.03(d) above, Tenant shall compensate Landlord for all reasonable expenses incurred by Landlord in repossessing the Premises following an event of default by Tenant hereunder (including, among other expenses, any increase in insurance premiums caused by the vacancy of the Premises), all expenses incurred by Landlord in reletting the Premises thereafter (including, among other expenses, costs of repairs, remodeling, replacements, advertisements and brokerage fees) and all concessions granted to a new tenant upon such reletting (including, among other concessions, renewal options), all losses incurred by Landlord as a direct result of Tenant’s event of default, and a reasonable allowance for Landlord’s administrative efforts, salaries, and overhead attributable directly to Tenant’s event of default and Landlord’s pursuing the rights and remedies provided herein and under applicable law.

If, on account of any breach or default by either party hereto in its obligations hereunder, the other party hereto shall employ an attorney to represent, enforce or defend any of its rights or remedies hereunder, the non-prevailing party in any such legal action agrees to pay any reasonable attorney’s fees and costs incurred by the prevailing party in connection therewith.

Section 12.05 Cumulative Remedies.

Except as otherwise expressly provided herein, any and all rights and remedies which Landlord may have under this Lease and at law and equity are cumulative and will not be deemed inconsistent with each other, and any two or more of all such rights and remedies may be exercised at the same time to the greatest extent permitted by law.

Article XIII. MISCELLANEOUS PROVISIONS

Section 13.01 Covenant of Quiet Enjoyment.

Tenant on paying the Rent and performing its obligations hereunder will peacefully and quietly have, hold and enjoy the Premises throughout the Lease Term without any manner of hindrance from Landlord, subject however to all the terms and provisions hereof.

Industrial Lease

Section 13.02 Landlord’s Liability and Indemnity.

The obligations of this Lease run with the land, and this Lease will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. No owner of the Property will be liable under this Lease except for breaches of Landlord’s obligations occurring while it is owner of the Property. The obligations of Landlord will be binding upon the assets of Landlord which comprise the Property but not upon other assets of Landlord. No individual Representative will be personally liable under this Lease or any other instrument, transaction or undertaking contemplated hereby.

Section 13.03 Notice to Landlord.

Tenant will give written notice of any failure by Landlord to perform any of its obligations under this Lease to Landlord and to any ground lessor, mortgagee or beneficiary under any Mortgage encumbering the Property whose name and address have been furnished to Tenant. Landlord will not be in default under this Lease unless Landlord (or such ground lessor, mortgagee or beneficiary) fails to cure such nonperformance within thirty (30) days after receipt of Tenant’s notice or such longer period as may be required to diligently complete such matter. If Landlord (or such ground lessor, mortgagee or beneficiary) cannot perform any of its obligations due to events beyond its reasonable control, the time provided for performing such obligations will be extended by a period of time equal to the duration of such events. Events beyond Landlord’s reasonable control include, but are not limited to, acts of God, war, civil commotion, labor disputes, epidemics, pandemics, quarantine restrictions and recommendations, moratoriums, strikes, fire, flood or other casualty or weather conditions, shortages of labor or material, and Legal Requirements.

Section 13.04 Holding Over.

If Tenant does not vacate the Premises upon the expiration or earlier termination of this Lease, (i) Tenant will indemnify Landlord against all damages, costs, liabilities and expenses, including attorneys’ fees, which Landlord incurs on account of Tenant’s failure to vacate and (ii) the Base Rent will increase to 200% of the Base Rent then in effect; and Tenant’s obligation to pay Additional Rent will continue. Any holdover by Tenant does not constitute an extension of the Lease or recognition by Landlord of any right of Tenant to remain in the Premises, and Tenant will be deemed a tenant at sufferance.

Section 13.05 Additional Provisions.

The exhibits and riders, if any, attached hereto, are incorporated herein by reference.

Section 13.06 Landlord’s Consent.

Tenant will pay Landlord its reasonable fees and expenses incurred in connection with any act by Tenant which requires Landlord’s consent or approval under this Lease.

Section 13.07 Landlord’s Right to Cure.

If Tenant defaults in the performance of any obligation under this Lease, Landlord will have the right (but is not required) to perform such obligation and, if necessary, to enter upon the Premises. All costs incurred by Landlord (together with interest at the rate of 15% per annum, but not to exceed the highest legal rate) will be deemed to be Additional Rent under this Lease and will be payable to Landlord within 30 days of Tenant’s receipt of Landlord’s invoice for same. Landlord may exercise the foregoing rights without waiving any of its other rights or releasing Tenant from any of its obligations under this Lease.

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Section 13.08 Interpretation.

The captions of the Articles or Sections of this Lease are not a part of the terms or provisions of this Lease. Whenever required by the context of this Lease, the singular includes the plural and the plural includes the singular. The masculine, feminine and neuter genders each include the other. In any provision relating to the conduct, acts or omissions of Tenant, the term “Tenant” includes Tenant’s agents, employees, contractors, invitees, successors or others using the Premises with Tenant’s express or implied permission. This Lease does not, and nothing contained herein, will create a partnership or other joint venture between Landlord and Tenant. A determination by a court of competent jurisdiction that any provision of this Lease or any part thereof is illegal or unenforceable will not invalidate the remainder of such provision, which will remain in full force and effect.

Section 13.09 Incorporation of Prior Agreements; Modifications.

This Lease is the only agreement between the parties pertaining to the lease of the Premises. All amendments to this Lease must be in writing and signed by all parties. Any other attempted amendment will be void.

Section 13.10 Notices.

Except as otherwise permitted hereunder, all notices, requests and other communications required or permitted under this Lease shall be in writing and shall be sent by (i) certified mail, return receipt requested, postage prepaid; (ii) telefax or electronic mail, provided that an original of such facsimile or electronic mail is also sent to the addressee by means described in clauses (i), (iii) or (iv); (iii) a national overnight delivery service which maintains delivery records; or (iv) personal delivery. Notices to Tenant shall be delivered to Tenant’s Notice Address. Notices to Landlord shall be delivered to Landlord’s Notice (and Rent Payment) Address. Payment shall be considered delivered/paid on the date of mailing or deposit with a national overnight delivery service, so long as such payment is actually received by Landlord within five (5) days of mailing/deposit. All other notices shall be effective upon delivery (or refusal to accept delivery). Either party may change its notice address upon notice to the other party.

Section 13.11 Waivers.

All waivers will be in writing and signed by the waiving party. Landlord’s failure to enforce any provision of this Lease or its acceptance of Rent is not a waiver and will not prevent Landlord from enforcing that provision or any other provision of this Lease in the future. No statement on a payment check from Tenant or in a letter accompanying a payment check will be binding on Landlord. Landlord may, with or without notice to Tenant, negotiate such check without being bound by to the conditions of such statement.

Section 13.12 Memorandum of Lease.

Neither party may record this Lease in the public records.

Section 13.13 Binding Effect; Choice of Law.

This Lease will bind any party who legally acquires any rights or interest in this Lease from Landlord or Tenant, provided that Landlord will have no obligation to Tenant’s successor unless the rights or interests of Tenant’s successor are acquired in accordance with the terms of this Lease. The laws of the State of Texas govern this Lease and exclusive venue shall be in Crockett County, Texas.

Industrial Lease

THE PARTIES HERETO WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY(IES) AGAINST ANY OTHER PARTY(IES) ON ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE OR THE RELATIONSHIP OF THE PARTIES HEREUNDER.

Section 13.14 Execution of Lease.

This Lease may be executed in counterparts and, when all counterpart documents are executed, the counterparts will constitute a single binding instrument. Landlord’s delivery of this Lease to Tenant is not be deemed to be an offer to lease and will not be binding upon either party until executed and delivered by both parties. This Lease may be executed or delivered by electronic or facsimile means, and copies of executed signature pages stored electronically in portable document format (.pdf) shall be binding as originals.

Section 13.15 Survival.

All representations and warranties of Landlord and Tenant, Tenant’s indemnity under Section 6.04, the provisions of Section 8.02 and all obligations of Tenant to pay Additional Rent hereunder, shall survive the termination of this Lease.

Section 13.16 No Brokers.

Landlord and Tenant each represent and warrant to the other that no brokers are owed a commission or fee with respect to this Lease or the Premises. Landlord and Tenant each agree to indemnify and hold the other party harmless from any claim, demand, cost or liability, including, without limitation, attorneys’ fees and expenses, asserted by any broker based upon dealings with that broker.

Section 13.17 Legal Costs.

In any enforcement proceeding brought by either party with respect to this Lease, the nonprevailing party will pay to the prevailing party in such proceeding all costs, including reasonable attorneys’ fees and court costs, incurred by such other party with respect to said proceeding and any appeals therefrom.

[SIGNATURE PAGE FOLLOWS]

Industrial Lease

LANDLORD REPRESENTATIVE:	TENANT:

WILKS DEVELOPMENT, LLC, a Texas limited	ProFrac Services, LLC, a Texas limited liability
liability company,	company,

By:	By:
Jess Green, its Authorized Representative
Printed Name: Ladd Wilks
Date of Signature:
Title: CEO
LANDLORD’S CORPORATE APPROVAL:
NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, NEITHER THIS LEASE NOR ANY AMENDMENT HERETO WILL BE A VALID AND ENFORCEABLE OBLIGATION OF LANDLORD UNLESS THIS LEASE OR AMENDMENT IS EXECUTED BY KYLE WILKS WITHIN 20 DAYS OF THE EXECUTION OF THIS LEASE OR ANY SUCH AMENDMENT.	Date of Signature:

WILKS DEVELOPMENT, LLC , a Texas limited liability company,

By:

Printed Name:

Title:

Date of Signature:

Industrial Lease

EXHIBIT “A”

A-1

EXHIBIT “B”

B-1

EXHIBIT “C”

RULES AND REGULATIONS

C-3